EXHIBIT 24.1
POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Itsik Maaravi and Guy Nathanzon, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated.
Signature	Title
/s/ Itsik Maaravi	Chief Executive Officer (Principal Executive Officer)
Itsik Maaravi
/s/ Guy Nathanzon	Chief Financial Officer (Principal Financial and Accounting Officer)
Guy Nathanzon
/s/ Shmulik Vlodinger	Director
Shmulik Vlodinger
/s/ Ron Ben Haim	Director
Ron Ben Haim
/s/ Jan Loeb	Director
Jan Loeb
/s/ Dafna Gruber	Director
Dafna Gruber
/s/ Aviram Halevi	Director
Aviram Halevi
/s/ Avi Shani	Director
Avi Shani